EXHIBIT 5.1





                              December 3, 1996



Board of Directors
Gentle Dental Service Corporation
900 Washington Street
Suite 1100
Vancouver, WA  98660


     We have acted as counsel for Gentle Dental Service Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 1,562,500 shares of common stock (the "Shares") of the Company to be sold to the public in connection with the Company's initial public offering and a warrant to be issued to the representative of the underwriters (the "Representative") to purchase 125,000 shares of the Company's Common Stock (the "Representative's Warrant"). The Shares registered include 187,500 shares subject to an overallotment option to be granted by the Company to the Representative and 125,000 shares to be subject to the Representative's Warrant. We have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation validly existing under the laws of the state of Washington;

     2. The issuance of the Shares and the Representative's Warrant has been duly authorized by the Company;

     3. The Representative's Warrant, when issued and sold to the Representative in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor has been received by the Company, will be legally issued and fully paid, and the Shares subject to the Representative's Warrant, when issued upon proper exercise thereof and when payment therefor has been received by the Company, will be legally issued, fully paid, and nonassessable; and
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Board of Directors
Gentle Dental Service Corporation
December 3, 1996
Page 2


     4. The Shares other than the Shares subject to the Representative's Warrant, when issued and sold in the manner described in the Registration Statement and when payment therefor has been received by the Company, will be legally issued, fully paid, and nonassessable.

     We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,


                                  STOEL RIVES LLP